UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Assured Guaranty Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ASSURED GUARANTY LTD.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda
April 28, 2014

Annual General Meeting
May 7, 2014

Supplemental Information Regarding
Proposal No. 2 (Advisory Vote on Executive Compensation)

Assured Guaranty Ltd. (together with its subsidiaries, "Assured Guaranty") is filing the attached additional materials in support of the Board of Directors’ recommended vote at our 2014 Annual General Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on Wednesday, May 7, 2014

This supplemental information, as well as our proxy statement for the 2014 Annual General Meeting, form of proxy card and 2013 Annual Report, is available at www.assuredguaranty.com/annualmeeting and at www.proxyvote.com.

Important Information Regarding Voting

If you have already voted on Proposal No. 2, or any other proposal described in our 2014 proxy statement, and you wish to change your vote, you may do so by:

•	Sending in another signed proxy with a later date or resubmitting your vote by telephone or the Internet

•	Sending a letter revoking your proxy to our Secretary at 30 Woodbourne Avenue, Hamilton HM 08, Bermuda or

•	Attending the Annual General Meeting and voting in person.

If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

We appreciate your time and consideration on these matters and ask for your support of the Board’s recommendations. If you have any questions, please feel free to contact James M. Michener, our General Counsel, at (441) 279-5702.

EMBRACE POSSIBILITIES, INVEST IN CERTAINTIES

Supplemental Proxy Materials

April 28, 2014

ASSURED GUARANTY®

Forward-Looking Statements and Safe Harbor Disclosure

- This presentation contains information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give the expectations or forecasts of future events of Assured Guaranty Ltd. ("AGL" and, together with its subsidiaries, "Assured Guaranty"). These statements can be identified by the fact that they do not relate strictly to historical or current facts and relate to future operating or financial performance. Any or all of Assured Guaranty's forward looking statements herein are based on current expectations and the current economic environment and may turn out to be incorrect. Assured Guaranty's actual results may vary materially. Among factors that could cause actual results to differ materially are (1) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of Assured Guaranty or any of its subsidiaries and/or of transactions that Assured Guaranty's subsidiaries have insured; (2) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (3) developments in the world's financial and capital markets that adversely affect obligors' payment rates, Assured Guaranty's loss experience, or its exposure to refinancing risk in transactions (which could result in substantial liquidity claims on its guarantees); (4) the possibility that budget shortfalls or other factors will result in credit losses or impairments on obligations of state and local governments that Assured Guaranty insures or reinsures; (5) the failure of Assured Guaranty to realize insurance loss recoveries or damages through loan putbacks, settlement negotiations or litigation; (6) deterioration in the financial condition of Assured Guaranty's reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; (7) increased competition, including from new entrants into the financial guaranty industry; (8) rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in Assured Guaranty's investment portfolio and in collateral posted by and to Assured Guaranty; (9) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (10) changes in the world's credit markets, segments thereof or general economic conditions; (11) the impact of market volatility on the mark-to-market of Assured Guaranty's contracts written in credit default swap form; (12) changes in applicable accounting policies or practices; (13) changes in applicable laws or regulations, including insurance and tax laws; (14) other governmental actions; (15) difficulties with the execution of Assured Guaranty's business strategy; (16) contract cancellations; (17) loss of key personnel; (18) adverse technological developments; (19) the effects of mergers, acquisitions and divestitures; (20) natural or man-made catastrophes; (21) other risks and uncertainties that have not been identified at this time; (22) management's response to these factors; and (23) other risk factors identified in Assured Guaranty's filings with the U.S. Securities and Exchange Commission (the "SEC").
- The foregoing review of important factors should not be construed as exhaustive, and should be read in conjunction with the other cautionary statements that are included in Assured Guaranty's Form 10-K and 10-Q filings. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law. Investors are advised, however, to consult any further disclosures Assured Guaranty makes on related subjects in its reports filed with the SEC. If one or more of these or other risks or uncertainties materialize, or if Assured Guaranty's underlying assumptions prove to be incorrect, actual results may vary materially from what Assured Guaranty projected. Any forward looking statements in the presentation reflect Assured Guaranty's current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to its operations, results of operations, growth strategy and liquidity. For these statements, Assured Guaranty claims the protection of the safe harbor for forward looking statements contained in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

ASSURED GUARANTY LTD.

Assured Guaranty Overview

- **Leading financial guaranty franchise**
- **Only long-standing financial guaranty company writing new business today**
    - Prior to financial crisis, a total of 9 financial guaranty insurers were active in market
    - We purchased one competitor in 2009
    - Other legacy competitors not writing new business today
- **Our strategic priorities**
    - Exercise underwriting and pricing discipline
    - Expand our direct business
    - Pursue loss mitigation strategies and recover claims paid
    - Maintain commitment to high financial strength ratings
    - Utilize capital efficiently for our shareholders
    - Utilize reinsurance platform to enhance market opportunities

1 | ASSURED GUARANTY LTD.

2013 Highlights

ASSURED GUARANTY

- **In 2013, we achieved significant progress in key business and financial areas, especially year-over-year**
- **Accomplishments were important considerations in determining our executive officers' compensation for the year**

	2013	2012
Operating Income[1]	$609 million	$535.5 million
Operating Income per Diluted Share[1]	$3.25	$2.81
Operating Shareholders' Equity per Share[1]	$33.83	$30.05
Adjusted Book Value per Share[1]	$49.58	$47.17
Operating Return on Equity[1]	10.2%	9.7%
Total Shareholder Return (1 year)	68.8%	11.2%
Loss Mitigation on Residential Mortgage-Backed Securities – Cumulative Settlement Receipts and Commitments	$3.6 billion	$2.9 billion

1. This presentation references financial measures that are not in accordance with U.S. generally accepted accounting principles ("GAAP"), which management uses in order to assist analysts and investors in evaluating Assured Guaranty's financial results. See page 54 of our 2014 proxy statement for an explanation of these financial measures not in accordance with GAAP ("non-GAAP financial measures").

2 ASSURED GUARANTY LTD.

2013 Highlights (continued)

- **Operating shareholders' equity was at a year-end record high level and adjusted book value per share was quite strong**

	Operating Shareholders' Equity Per Share[1]	Adjusted Book Value Per Share[1]
2009[2]	$22.44	$48.26
2010	$25.88	$48.92
2011	$28.91	$49.32
2012	$30.05	$47.17
2013	**$33.83**	**$49.58**

1. Amounts reflect those utilized by Compensation Committee to determine compensation for the relevant year and do not reflect subsequent adjustments including for accounting changes that have been applied retrospectively.
2. Includes six months of results of Assured Guaranty Municipal Holdings Inc., which Assured Guaranty acquired on July 1, 2009.

3 | ASSURED GUARANTY LTD.

2013 Highlights (continued)

- **Established Municipal Assurance Corp., a company that only insures U.S. public finance obligations, in order to increase insurance penetration**
- **Tremendously successful in mitigating losses with respect to residential mortgage-backed securities (RMBS) and U.S. public finance exposures**
- **Formulated strategy to manage capital across group efficiently in order to be able to create value for shareholders**

4 | ASSURED GUARANTY LTD.

The 2013 Say on Pay Vote and Our Response

- **Although our 2013 Say on Pay vote passed with 68% approval, based on our interaction with our shareholders, we reviewed our compensation program following such vote**

- **We had reached out to shareholders of approximately 64% of our outstanding Common Shares, and had meaningful discussions with 17 shareholders who held approximately 59% of our shares**

- **We also had ongoing dialog with WL Ross Group, L.P. which, at the time, together with our director Wilbur L. Ross, Jr., owned approximately 10.26% of our Common Shares**

5 | ASSURED GUARANTY LTD.

The 2013 Say on Pay Vote and Our Response (continued)

- **We made changes in response to our shareholder conversations**
  - Modified long-term incentive awards to focus more on equity awards and less on cash, increasing alignment with investors
  - Awarded our CEO an annual equity incentive compensation grant rather than providing a larger grant intended to cover two years, as was done previously
  - Raised 40-day average share price targets for performance share units to vest at end of 3-year performance period

Percentage Earned	40-Day Average Target for 2011/2012 Compensation	40-Day Average Target for 2013 Compensation
0%	Below $18	Below $28
35%	$18	$28
100%	$24	$32
200%	$30	$36

  - Simplified array of incentive compensation – discontinued use of performance stock options

6 ASSURED GUARANTY LTD.

ISS Proxy Advisory Services

- **ISS recommended "Against" vote on our 2014 Say on Pay proposal despite noting numerous positive aspects of our executive compensation program within their report**
  - Acknowledged many changes we made in response to our shareholder interaction
  - In addition, noted positive changes we made to our comparison group, including to delete companies with market caps significantly larger than ours
  - Credited us with implementing a robust anti-hedging policy
  - Acknowledged that our performance and shareholder return did improve "considerably" over the past year and that our financial performance increased "drastically" between 2012 and 2013

7 | ASSURED GUARANTY LTD.

ISS "Peer Group" is Flawed

- **ISS calculated our CEO's pay as 2.09 times higher than the median CEO pay among the peer group that ISS constructed**

- **However, ISS is not comparing us to companies that are comparable with our company**
  - Companies in the ISS peer group are not publicly-listed financial guaranty insurers writing new business today
  - Only one other company is active in the financial guaranty insurance business currently
    - It is privately held and does not provide comparable executive compensation information
  - We would not generally recruit from companies in ISS peer group for our business leaders

8 | ASSURED GUARANTY LTD.

ISS “Peer Group” is Flawed (continued)

- **Our market capitalization is significantly larger than that of any of the companies in the ISS peer group**
  - 46% of companies in ISS peer group have market capitalization of less than $1 billion, compared to our more than $4 billion
  - 3 companies in ISS peer group have market capitalization of less than $500 million
  - Our market capitalization is nearly three time that of the ISS peer group average

Market Capitalization by Company
(As of April 22, 2014)
Millions
5,000
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
-
TWGP
MIG
EMCI
NATL
EIG
STC
UFCS
IPCC
SAFT
NAVG
STFC
AGII
SIGI
OB
RLI
HTH
MBI
MCY
PRA
AFSI
AHL
MTG
AWH
WTM
AGO

9 | ASSURED GUARANTY LTD.

ISS "Peer Group" is Flawed (continued)

- **Due to the lack of comparable competitors in our industry, our Compensation Committee works with Frederic W. Cook & Co., Inc. to identify companies in the financial services sector that have corporate structures and metrics similar to ours, including:**
    - Principal place of business in Bermuda
    - Similar market capitalization, revenues, assets
- **Such companies are helpful to compare compensation trends, but not for direct financial performance comparisons**
- **Our comparison group is superior to ISS's peer group**

	Market Capitalization	Total Shareholder Return (1 Year)
Assured Guaranty	$4.4 billion	68.8%
ISS Peer Group Average	$1.6 billion	36.8%
Assured Guaranty Comparison Group Average	$4.2 billion	53.4%

- **When using our comparison group, our CEO's pay for 2013 is approximately 0.96 times the median CEO pay among such group**

10 | ASSURED GUARANTY LTD.

ISS Misconceptions About Our Business

- **Our Compensation Committee establishes both quantitative and qualitative goals each November for the upcoming year**
- **ISS characterizes our quantitative goals as "lacking rigor"**
- **ISS fails to understand the dynamics of our business**
  - Our strategic priorities now include creating value for our shareholders by utilizing our capital efficiently, including to repurchase our Common Shares and to pay dividends
  - As a result of the financial crisis and current poor market conditions, our focus has also shifted to include
    - Loss mitigation
    - Recovery of claims we have paid on our insured exposure
    - Reducing our insured leverage in order to increase our financial strength
  - For example, in 2013, we reached a number of settlement agreements on our exposure
    - Providers of representations and warranties in RMBS transactions paid or agreed to pay over $700 million in respect of their liabilities
    - A number of troubled U.S. public finance exposures were resolved, including Jefferson County, Alabama, Harrisburg, Pennsylvania and Stockton, California

11 | ASSURED GUARANTY LTD.

ISS Misconceptions About Our Business (continued)

- **Other strategic priorities**
  - We continue to exercise underwriting and pricing discipline in an environment where demand for financial guaranty insurance has been low
    - Low interest rates, low volumes of issuance, narrow credit spreads and uncertainty over our financial strength ratings have resulted in less demand for insurance
  - We remain committed to maintaining high financial strength ratings
    - S&P upgraded its ratings on all of our insurance companies to AA (stable outlook) in March 2014
    - Moody's affirmed its ratings of our insurance companies in February 2014, citing our "leadership position in the financial guaranty insurance sector", "strong overall capital profile" and "ongoing de-risking through insured portfolio amortization"
      - However, as evidence of ongoing rating volatility, Moody's changed the outlook on its rating of our reinsurer subsidiary Assured Guaranty Re Ltd. to negative
      - Moody's also noted the industry not having recovered from the financial crisis, significant headwinds including reduction in insurance demand, and legacy risk to structured finance exposures

12 | ASSURED GUARANTY LTD.

ISS Faults Our Compensation Committee for Exercising Discretion Over Compensation

ASSURED GUARANTY

- **At this critical junction for our company, it is important for our Compensation Committee to be able to motivate and retain senior management using its discretion**
- **Our achievements cannot be measured according to a strictly applied formula**
  - For example, our Compensation Committee recognized that we had not achieved our present value of new business development quantitative goal, but took into account market conditions and our tremendous success in mitigating the losses on our RMBS exposure
    - CEO had qualitative goal of entering into one major RMBS settlement agreement
    - We successfully litigated against Flagstar Bank the first case involving claims of breach of representations and warranties
    - We entered into settlement agreements with seven counterparties in 2013
    - As of December 31, 2013, after taking into account earlier RMBS settlement agreements and loan repurchases made pursuant to our demands, we have caused such providers to pay or agree to pay approximately $3.6 billion in respect of their R&W liabilities
  - RMBS settlements had far more significant economic impact than if we had achieved our present value of new business development quantitative goal
- **It is better for Assured Guaranty and its shareholders for our Compensation Committee to be able to exercise its judgment when evaluating our progress on our various quantitative and qualitative goals**

13 | ASSURED GUARANTY LTD.